HEI Exhibit 99

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This Agreement of Resignation, Appointment and Acceptance is made by and among that issuer or other person who is identified in Exhibit A attached hereto (the “Exhibit”) as the “Issuer” (the “Issuer”), Bank of Hawaii, a Hawaii banking corporation duly organized and existing under the laws of the State of Hawaii and having its principal corporate trust office at 130 Merchant Street, Honolulu, HI 96813 (the “Bank) and BNY Western Trust Company, a California state banking corporation duly organized and existing under the laws of the State of California and having its principal corporate trust office at 700 S. Flower, 5th Floor, Los Angeles, CA 90017 (“BNY”).

RECITALS:

WHEREAS, the Issuer and the Bank entered into one or more trust indentures, paying agency agreements, registrar agreements, or other relevant agreements as such are more particularly described in the Exhibit under the section entitled “Client Agreements” (individually and collectively referred to herein as the “Client Agreements”) under which the Bank was appointed in the capacity or capacities identified in the Exhibit (individually and collectively the “Positions”);

WHEREAS, the Issuer desires to appoint BNY as the successor to the Bank in the Positions under the Client Agreements; and

WHEREAS, BNY is willing to accept such appointment as the successor to the Bank in the Positions under the Client Agreements.

NOW, THEREFORE, the Issuer, the Bank and BNY, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I

THE BANK

SECTION 1.01. The Bank hereby resigns from the Positions under the Client Agreements.

SECTION 1.02. The Bank hereby assigns, transfers, delivers and confirms to BNY all right, title and interest of the Bank in and to the Rights (as such term is defined in that Transfer and Assumption Agreement dated December 2, 2003 between BNY and the Bank) relating to the Client Agreements.

ARTICLE II

THE ISSUER

SECTION 2.01. The Issuer hereby accepts the resignation of the Bank from the Positions under the Client Agreements.

SECTION 2.02. All conditions relating to the appointment of BNY as the successor to the Bank in the Positions under the Client Agreements have been met by the Issuer, and the Issuer hereby appoints BNY to the Positions under the Client Agreements with like effect as if originally named to such Positions under the Client Agreements.

ARTICLE III

BNY

SECTION 3.01. BNY hereby represents and warrants to the Bank and to the Issuer that BNY is not disqualified to act in the Positions under the Client Agreements.

SECTION 3.02. BNY hereby accepts its appointment to the Positions under the Client Agreements and accepts and assumes the rights, powers, duties and obligations of the Bank under the Client Agreements, upon the terms and conditions set forth therein, with like effect as if originally named to such Positions under the Client Agreements.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of 12:01 A.M. local Los Angeles time on the Effective Date set forth in the Exhibit.

SECTION 4.02. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

SECTION 4.03. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.04. The persons signing this Agreement on behalf of the Issuer, BNY and the Bank are duly authorized to execute it on behalf of the each party, and each party warrants that it is authorized to execute this Agreement and to perform its duties hereunder.

SECTION 4.05. The Issuer represents that it is the type of entity as identified in the Exhibit and has been duly organized and is validly existing under the laws of the jurisdiction and with the principal office as identified in the Exhibit.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

Hawaiian Electric Industries, Inc. as Issuer

By:	/s/ Eric K. Yeaman
Name:	Eric K. Yeaman
Title:	Financial Vice President and Treasurer

Date:	April 5, 2004

Bank of Hawaii, as Prior Trustee

By:	/s/ Johanna K. Tokunaga
Name:
Title:

By:	/s/ Marilynn M. Matsumoto
Name:	Marilynn M. Matsumoto
Title:	Vice President

BNY Western Trust Company, as Successor Trustee

By:	/s/ Daren M. DiNicola
Name:	Daren M. DiNicola
Title:	V.P. & Bus. Group Mgr.

EXHIBIT A

Issuer: Hawaiian Electric Industries, Inc.

Effective Date: February 9, 2004

Client Agreement(s):

Name/Description	Account Numbers	Governing Document (Date)	Bank of Hawaii’s Capacity
Hawaiian Electric Dividend Reinv & Stock Purchase Plan (HEI DIV REIN-AD)	185017456	Letter Agreement with Hawaiian Trust Company, Limited, of which Bank of Hawaii is successor by merger, establishing trustee relationship (10/6/1989) and Dividend Reinvestment Plan, as amended (both attached)	Trustee (Proxy voting of HEI stock in HEI Dividend Reinvestment Plan and other responsibilities as set forth in Letter Agreement and Plan)